Exhibit 99.1
For Immediate Release
---------------------
Thursday, May 1, 2008


For further information contact
Richard J. Jarosinski
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 4230

Press Release

Portec Rail Products, Inc. Reports 2008 First Quarter Operating Results (unaudited)

Pittsburgh, PA, - Thursday, May 1, 2008 - Portec Rail Products, Inc. (NASDAQ Global Market -"PRPX") today announced unaudited net income of $1,344,000 or $0.14 per share on average basic and diluted shares outstanding of 9,601,779 for the three months ended March 31, 2008. This compares to unaudited net income of $1,205,000 or $0.13 per share on average basic and diluted shares outstanding of 9,601,779 for the three months ended March 31, 2007. Net sales for the first quarter of 2008 were $24.8 million compared to $27.5 million for the first quarter 2007.

Richard J. Jarosinski, President and Chief Executive Officer said, "We are pleased with our financial results for this period, despite our sales level being affected by a slower roll-out of new orders by our Canadian and United States Class 1 railroad customers. Challenging weather conditions in the current quarter also delayed the start-up of many of our customers' capital expenditure and track maintenance programs. Our earnings growth in the current quarter reflects lower administrative expenses, a better product mix, and lower interest expense."

"Our Shipping Systems Division and Salient Systems, in particular, achieved good results this quarter. The WinChock(TM) Uni-Level vehicle securement system, a relatively new product used to transport Class VIII vehicles to market, made a significant financial contribution to the Shipping Systems Division's results for the quarter. Salient Systems benefited from more Wheel Impact Load Detection product installations done in early 2008. Our friction management product lines in the United Kingdom, specifically solid stick lubrication, wayside gage face and top of rail application equipment, also had strong customer demand this period."

Mr. Jarosinski concluded, "In summary, our new order bookings increased as the quarter progressed, which has resulted in a larger backlog at quarter-end than the same period last year. We believe that a favorable business environment for Portec Rail exists within our industry. We have made significant operational improvements and implemented measures to control costs and to improve our position with key product lines, and our customers continue to demonstrate interest in our products and services, which is resulting in our continued optimism about the future."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment in the United Kingdom with operations in Leicester, England and Sheffield, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2007 and Form 10-Q for the period ended September 30, 2007 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

         Portec Rail Products, Inc.
         Consolidated Statements of Income
         (In thousands, except share and per share data)

                                                                   Three Months Ended
                                                                        March 31
                                                            ---------------------------------
                                                                  2008            2007
                                                            ---------------------------------
                                                                      (Unaudited)

    Net sales                                                 $     24,843    $     27,484
    Cost of sales                                                   17,133          19,438
                                                            ---------------------------------
    Gross profit                                                     7,710           8,046

    Selling, general and administrative                              5,409           5,663
    Amortization expense                                               298             306
                                                            ---------------------------------
    Operating income                                                 2,003           2,077

    Interest expense                                                   226             317
    Other income, net                                                  (78)            (70)
                                                            ---------------------------------
    Income before income taxes                                       1,855           1,830
    Provision for income taxes                                         511             625
                                                            ---------------------------------

    Net income                                                $      1,344    $      1,205
                                                            =================================

    Earnings per share - basic and diluted                       $ 0.14          $ 0.13

    Average basic and diluted shares outstanding               9,601,779       9,601,779


         Consolidated Condensed Balance Sheets
         (In thousands)



                                                                     March 31                            December 31
                                                                       2008                                  2007
                                                              ------------------------              -----------------------
                                                                    (Unaudited)                           (Audited)
    Assets
    Current assets                                              $         44,675                      $        45,635
    Property, plant and equipment, net                                    11,392                               11,121
    Goodwill and other intangibles, net                                   45,883                               46,601
    Other assets                                                             883                                  869
                                                              ------------------------              -----------------------
        Total assets                                            $        102,833                      $       104,226
                                                              ========================              =======================

    Liabilities and Shareholders' Equity
    Current liabilities                                         $         21,486                      $        21,190
    Other liabilities and long-term debt obligations                      21,148                               23,139
    Shareholders' equity                                                  60,199                               59,897
                                                              ------------------------              -----------------------
        Total liabilities and shareholders' equity              $        102,833                      $       104,226
                                                              ========================              =======================
